Exhibit 99.1

Matinas BioPharma Appoints Seasoned Biotech Leaders to Board of Directors

BEDMINSTER, N.J. (March 11, 2025) – Matinas BioPharma Holdings, Inc. (NYSE American: MTNB) today announced the appointment of biotech industry veterans Keith Murphy and Edward Neugeboren to its Board of Directors as independent members, effective March 11, 2025 (the “Effective Date”). In addition, Matthew Wikler, M.D., and Natasha Giordano stepped down from the Board on the Effective Date.

“We are thrilled to announce the addition of Keith and Edward to our Board,” stated Jerome D. Jabbour, Chief Executive Officer of Matinas. “Their deep industry experience, leadership expertise, and capital markets acumen will be of great value as we move the company forward into a new era continuing our work to create long-term value for shareholders. We would also like to take this opportunity to thank the departing Directors Matthew Wikler and Natasha Giordano for their dedicated service, guidance, and insight during their tenure.”

Mr. Murphy will become Chair of the Nominating and Governance Committee, replacing Ms. Giordano, and become a member of the Compensation Committee and Mr. Neugeboren will become Chair of the Compensation Committee, replacing Dr. Wikler, and become a member of the Audit Committee.

Keith Murphy is currently a Director and Executive Chairman of Organovo Holdings, Inc. (Nasdaq: ONVO) and CEO and Chairman of Viscient Bio, Inc. Prior to co-founding Viscient Bio in 2017, Mr. Murphy founded Organovo in 2007 and led all company operations until 2017. He co-invented the NovoGen MMX bioprinter platform and grew Organovo through early investments and pharma corporate partnerships. Prior to Organovo, Mr. Murphy spent ten years at Amgen in roles of increasing responsibility, including four years as the Global Operations Leader of denosumab, now marketed as Prolia & Xgeva ($6B+ annual sales).

Mr. Murphy holds a B.S. in Chemical Engineering from the Massachusetts Institute of Technology (MIT) and is an alumnus of the UCLA Anderson School of Management. Mr. Murphy serves as co-chair of the Board of No Patient Left Behind, and on the Board of Directors of California Life Sciences, the state’s life science industry public policy, advocacy and business leadership organization.

Edward Neugeboren has over thirty-three years of diversified healthcare experience in pharmaceutical operations, business development, corporate management, corporate governance, investment banking, asset management and institutional equity research. Mr. Neugeboren currently serves on the Board of Directors of Grace Therapeutics, Inc. (Nasdaq: GRCE), a late-stage biopharmaceutical company addressing rare and orphan diseases where he is a member of the Audit, Compensation and Nominating & Governance Committees. Since January of 2016, Mr. Neugeboren has served as the Chief Strategy Officer of Cronus Pharma, LLC, a fully integrated R&D, manufacturing and sales & marketing animal health pharmaceutical company. Mr. Neugeboren leads Cronus Pharma’s commercial operations, sales and marketing, strategic planning, business development and M&A, and is also responsible for developing and executing overall corporate strategy as well as corporate and portfolio acquisitions and licensing. Previously, Mr. Neugeboren was the Chief Strategy Officer for the parent pharmaceutical group comprised of Rising Pharma Holdings, Inc., a generic pharmaceutical company, and Casper Pharma, LLC, a specialty pharmaceutical company. Additionally, Mr. Neugeboren is Founder and Managing Partner of QuadView Healthcare Advisors, a healthcare investment banking and business development firm. Mr. Neugeboren was previously a Managing Director Third Ridge Capital Management, LLC, a U.S. equity hedge fund.

Mr. Neugeboren was also Chief Administrative Officer and Director of Equity Research Operations at Lehman Brothers where he was a senior member of the management team responsible for operations for a 200-person department with direct management of technology, finance, editorial and production, human resources, and compliance. He was Deputy Director of Equity Research at UBS, formerly Warburg Dillon Read and Director of Equity Research Operations responsible for operations for a 150-person department. Additionally, he participated on the Investment Policy & Equity Commitment Committees.

Mr. Neugeboren began his career in 1992 as an equity research analyst covering the Specialty Pharmaceuticals industry, including Generic Drugs and Drug Delivery at Dillon, Read & Co., Kidder, Peabody & Co., and Furman, Selz, Inc. He was a member of the top-ranked Greenwich Associates Mid-Cap Pharmaceuticals Team. He also served as an Advisor to Healthcare Capital Corp., Inc., and its merger with AlphaTau, Inc., a radiopharmaceutical company, Director of Elite Pharmaceuticals Inc., a public specialty pharmaceutical company and KineMed, Inc., a private biopharmaceutical company. Mr. Neugeboren graduated with a BA in Economics from Union College.

About Matinas BioPharma

Matinas BioPharma is a biopharmaceutical company focused on delivering groundbreaking therapies using its lipid nanocrystal (LNC) platform delivery technology.

About MAT2203

Matinas BioPharma’s MAT2203 is a potential oral broad-spectrum treatment for invasive deadly fungal infections. Although amphotericin B is a fungicidal agent, it is currently only available through an intravenous route of administration, which is known to be associated with several significant safety issues such as renal toxicity and anemia due to very high circulating levels of amphotericin B. MAT2203 has the potential to overcome the significant limitations of the currently available amphotericin B products due to its targeted oral delivery. Combining comparable fungicidal activity with targeted delivery results in a lower risk of toxicity and potentially creates the ideal antifungal agent for the treatment of invasive fungal infections. MAT2203 was successfully evaluated in the completed Phase 2 EnACT study in HIV patients suffering from cryptococcal meningitis, meeting its primary endpoint and achieving robust survival. MAT2203 was planned to be further evaluated in a single Phase 3 registration trial as an oral step-down monotherapy following treatment with AmBisome (liposomal amphotericin B) compared with the standard of care in patients with invasive aspergillosis who have limited treatment options.

For more information, please visit www.matinasbiopharma.com.

Forward-looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including those relating to the appointment of Mr. Murphy and Mr. Neugeboren, and other statements that are predictive in nature, that depend upon or refer to future events or conditions. All statements other than statements of historical fact are statements that could be forward-looking statements. Forward-looking statements include words such as “expects,” “anticipates,” “intends,” “plans,” “could,” “believes,” “estimates” and similar expressions. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the partnering of MAT2203, and the evaluation of other alternatives for the Company, including a winddown or dissolution of the Company; and the other factors listed under “Risk Factors” in our filings with the SEC, including Forms 10-K, 10-Q and 8-K. Investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this release. Except as may be required by law, the Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Matinas BioPharma’s product candidates are all in a development stage and are not available for sale or use.

Investor Contact

Jerome D. Jabbour

Chief Executive Officer

(908) 484-8805

operations@matinasbiopharma.com

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